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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78409) pertaining to the CompuCredit Corporation Amended and Restated 1998 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-92889) pertaining to the CompuCredit Corporation Employee Stock Purchase Plan of our report dated March 13, 2000, except for Note 9, as to which the date is April 13, 2000, with respect to the financial statements of Citadel Group, Inc. included in this Current Report (Form 8-K) dated April 13, 2000 filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG LLP

Atlanta, Georgia
April 26, 2000